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Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of our report dated March 10, 2000, relating to the consolidated financial statements of TeleCorp PCS, Inc. (the Company), which appears in the TeleCorp PCS Inc. and TeleCorp Communications, Inc. Prospectus, as filed with the Securities and Exchange Commission as a part of the Registration Statements on Form S-4 on August 11, 2000.


PricewaterhouseCoopers LLP
McLean, Virginia
November 13, 2000